EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary(s)	Names under which
(State of incorporation or organization)	business is done
Champion Home Builders Co. [Michigan]	Advantage Homes
Titan Homes
Gateway Homes
Summit Crest Homes
Redman Home Builders
Genesis Homes
Champion Enterprises Management Co. [Michigan]	—

Champion Homes of Boaz, Inc. [Michigan]	—

Dutch Housing, Inc. [Michigan]	Fortune Homes
Commander Homes
Champion Homes

Star Fleet, Inc.	—

Homes of Merit, Inc. [Florida]	Genesis Homes

Moduline International, Inc. [Washington]	—

Moduline Industries (Canada) Ltd.
[British Columbia, Canada]	New Horizon Homes

Redman Industries, Inc. [Delaware]	—

Redman Homes, Inc. [Delaware]	Champion Homes
Moduline Industries
Genesis Homes

Western Homes Corporation [Delaware]	Silvercrest Homes
Genesis Homes

Champion Retail, Inc. [Michigan]	—

10 wholly-owned subsidiaries of this entity operate
in the retail business of manufactured housing or
related finance and insurance activities in the
United States (none in foreign countries)

HomePride Finance Corp. [Michigan]	—

Champion Development Corp. [Michigan]	—

2 wholly-owned subsidiaries of this entity operate
in the manufactured housing development business
in the United States (none in foreign countries)

Companies not included above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

These are the 10 Champion Retail, Inc. subsidiaries:
1. A-1 Homes Group, LP
2. CHI, Inc.
3. Gateway Acceptance Corp.
4. Homes of Kentuckiana, LLC
5. I.D.A., Incorporated
6. Iseman Corp.
7. Prairie Ridge, Inc.
8. San Jose Advantage Homes, Inc.
9. Southern Showcase Housing, Inc.
10. Trading Post Mobile Homes, Inc.

These are the 2 Champion Development Corp. subsidiaries:

1. MHCDC, LLC
2. Covington Estates Limited Partnership

These entities would not, in the aggregate, constitute a significant subsidiary:

1. A-1 Champion GP, Inc.
2. Alpine Homes, Inc.
3. AT Liquidating Corp.
4. Art Richter Insurance, Inc.
5. Builders Credit Corporation
6. CAC Funding Corporation
7. Care Free Homes, Inc.
8. Champion Financial Corporation
9. Champion GP, Inc.
10. Champion Motor Coach, Inc.
11. CRH Liquidating Corp.
12. FHA Liquidating Corp.
13. Fleming County Industries, Inc.
14. Genesis Home Centers, Limited Partnership
15. GM Liquidating Corp.
16. HAA Liquidating Corp.
17. HAC Liquidating Corp.
18. HAF Liquidating Corp.
19. HAO Liquidating Corp.
20. HAU Liquidating Corp.
21. HAW Liquidating Corp.
22. HH Liquidating L.P.
23. Hidden Meadows, LLC (50%)
24. K&I Development, LLC (50%)
25. Lamplighter Homes, Inc.
26. Lamplighter Homes (Oregon), Inc.
27. Lemars Investors, Inc. (28%)
28. Prairie Wind of Kansas, L.L.C. (25%)
29. Service Contract Corporation
30. Southern Showcase Finance, Inc.
31. USAMH Liquidating Corp.
32. Victory Investment Co.
33. WM Liquidating Corp.
34. The four HomePride Finance Corp. subsidiaries
35. All the other Champion Development Corp. subsidiaries